Exhibit 10.49

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

AMENDMENT NO. 5

TO THE MASTER SERVICES AGREEMENT

BY AND BETWEEN

AMGEN INC. AND INTERNATIONAL BUSINESS MACHINES CORPORATION

This Amendment Number 5 (“Amendment”) is entered into effective as of December 11, 2009 (the “Amendment Effective Date”) by and between Amgen Inc. (“Company”) and International Business Machines Corporation (“Supplier”).

RECITALS

A. Company and Supplier entered into that certain agreement titled “Master Services Agreement” effective as of October 22, 2008 pursuant to which Supplier is to provide certain information systems infrastructure related services (the “Original Agreement”).

B. Thereafter, Company and Supplier entered into that certain document titled “Amendment No. 1 to the Master Services Agreement” dated January 23, 2009, pursuant to which [*]

C. Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 4 to the Master Services Agreement” dated April 1, 2009, pursuant to which [*]

D. Thereafter Company and Supplier entered into that certain document titled “Amendment Number 2 to the Master Services Agreement” dated July 17, 2009, pursuant to which [*]

E. Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 3 to the Master Services Agreement” dated October 6, 2009, pursuant to which [*]

F. Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 4 to the Master Services Agreement” dated October 8, 2009, pursuant to which [*]

G. Company and Supplier desire, and are willing, to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants set forth or referenced herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:

1. DEFINITIONS

1.1	All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment and the defined terms of the Agreement, the definitions set forth in this Amendment shall control.

Confidential

Amgen – IBM Amendment #5

2. AMENDMENTS TO THE AGREEMENT

The amendments set forth below shall be effective beginning on the Amendment Effective Date.

2.1 Section 3.2(A)(7) shall be deleted in its entirety and replaced with the following:

“(7) for certain Transition Milestones and Transition Deliverables, the applicable Transition Milestone or Deliverable Credit (each a “Transition Milestone Credit”) that shall be paid to Company if the Transition Milestone or Transition Deliverable is not achieved by Supplier, other than for the reasons set forth in Section 16.2 (Savings Clause), in accordance with the schedule set forth in the Transition Plan, which Transition Milestone Credits payable by Supplier to Company shall in the aggregate not exceed [*];

In connection with the Amended and Restated Section 3.2(A)(7) above, Company shall pay to Supplier US [*] and such payment shall satisfy in full Company’s obligations under such Amended and Restated Section 3.2(A)(7).

2.2 Section 3.4(A) shall be deleted in its entirety and replaced with the following:

“The Transition shall not be considered to be complete until the Transition Complete Date.”

2.3 The last sentence of Section 5.4(B) shall be amended by replacing the dollar amount [*] with [*].

2.4 Section 6.4 shall be deleted in its entirety and replaced with the following:

“6.4 Intentionally Left Blank”

2.5 The first sentence of Section 19.5 shall be amended by replacing the date “January 15, 2010” with “January 15, 2011”.

2.6 Section 20.1(A) shall be deleted in its entirety and replaced with the following:

“(A) Supplier shall act in good faith in its issuance of invoices hereunder and invoice Company pursuant to the terms of this Agreement. Supplier shall invoice Company for Charges due and owing for the Monthly Base Charges and Transition Charges for each month at any time prior to the fifteenth (15th) day of such month. ARCs/RRCs, fees relating to Carrier Services (based on actual usage) and any other variable charges shall be invoiced in arrears at any time after the beginning of a month for Charges due and owing for the prior month. Base Charges shall become due and payable at such times and in such amounts as set forth in Section 2.5 of Exhibit 4. Exhibit 4-G sets forth the Base Charge payable in respect of each month that Services are performed.”

2.7 Section 29.2 shall be amended as follows:

2.7.1 The existing paragraph comprising Section 29.2 shall become sub-section (A) of Section 29.2.

2.7.2 A new subsection (B) shall be added to Section 29.2 as follows:

“(B) Company may terminate the Messaging, Directory & Collaboration Services Tower for convenience and without cause at any time commencing as of the Effective Date of Amendment 5 to this Agreement and ending March 31, 2010 (such date being the last date that the notice described herein may be given), by giving Supplier at least 30 days prior written notice. The effective date of termination for the Messaging, Directory & Collaboration Services Tower pursuant to such notice given by Company shall be on or before April 30, 2010. [*] Company shall endeavor to provide Supplier with notice within a commercially reasonable time of its final decision to exercise the termination right under this Section 29.2(B).”

[*]

Confidential

Amgen – IBM Amendment #5

3. GENERAL TERMS

This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties. This Amendment, when read in conjunction with the Agreement (including all exhibits, attachments, and schedules thereto) constitutes the entire agreement between the Parties with respect to the subject matter of this Amendment and pursuant to the terms of this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Amendment. As of the Amendment Effective Date, the terms and conditions set forth in this Amendment shall be deemed a part of the Agreement for all purposes. In the event of a conflict or inconsistency between the terms and conditions set forth in this Amendment and those set forth in the Agreement, the terms and conditions of the Agreement shall control. Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.

IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Amendment to the Agreement.

AMGEN INC.		INTERNATIONAL BUSINESS MACHINES CORPORATION

Signature:	/S/ FARRYN MELTON	Signature:	/S/ DAVID MARTORANA
Name: Farryn Melton		Name: David Martorana
Title: VP, GSS CPO		Title: Sr. Project Executive
Date: 12/14/09		Date: 12/14/09

Confidential

Amgen – IBM Amendment #5